UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
September 1, 2005

(Date of Earliest Event Reported: August 31, 2005)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

    On August 31, 2005, El Paso Production Holding Company, our wholly owned subsidiary, closed its previously announced acquisition of Denver-based Medicine Bow Energy Corporation for approximately $851 million of total cash consideration, of which $814 million was paid in respect of the equity interests acquired and bonus pool payout amounts, and $20 million was for the payoff of indebtedness incurred by Medicine Bow Energy Corporation to fund its acquisition of additional interests in Four Star Oil & Gas Company.  The remaining consideration consisted of approximately $8.2 million of financial advisor fees, approximately $6.1 million of hedge breakage costs and approximately $2.7 million for the payoff of additional assumed indebtedness.  Medicine Bow Energy Corporation has an estimated 383 billion cubic feet equivalent (Bcfe) of proved reserves, mostly in the Rockies and East Texas.  A copy of our press release is attached as Exhibit 99.A.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.A	Press Release dated August 31, 2005.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, El Paso Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ Jeffrey I. Beason
Jeffrey I. Beason
Senior Vice President and Controller
(Principal Accounting Officer)

Dated:  September 1, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated August 31, 2005.